Exhibit 32

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Marchex, Inc. (the “Company”) for the quarter ended March 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Ethan Caldwell, as Chief Administrative Officer, General Counsel and Corporate Secretary of the Company, and Michael A. Arends, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, respectively, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 9, 2017	By:	/s/ Ethan Caldwell
	Name:	Ethan Caldwell
Title:

Chief Administrative Officer, General Counsel and

Corporate Secretary and member of the office of the CEO and designated Principal

Executive Officer for SEC reporting purposes

(Principal Executive Officer)

Date: May 9, 2017	By:	/s/ Michael A. Arends
	Name:	Michael A. Arends
	Title:	Chief Financial Officer (Principal Financial Officer)